UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 9, 2008
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On December 9, 2008, General Motors Corporation (“GM”) and GMAC LLC (“GMAC”) agreed on a temporary basis to adjust GMAC’s terms for making advance payments to GM for wholesale financing of vehicles sold to GM dealers. GM typically has an increase in its inventory levels in advance of the year-end shut down and this adjustment will help finance purchases of this inventory. Ordinarily, GMAC pays GM the invoice amount for a vehicle shipped by GM to a GMAC financed dealer on the first business day after the shipping date. Beginning on December 9, 2008, GMAC will be obligated to pay GM the invoice amount when such amounts are due from dealers. As a result of this change in payment terms, GMAC will be able to defer payment until December 30, 2008 of up to $1.5 billion in cash due to GM. During the shipping period GM will have a security interest in the financed vehicles.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION
(Registrant)

Date: December 15, 2008	By:	/s/ NICK S. CYPRUS (Nick S. Cyprus, Controller and Chief Accounting Officer)

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